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                                                                    EXHIBIT 21.1

                             LIST OF SUBSIDIARIES

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
SUBSIDIARY                              STAT OF INCORPORATION           DOES BUSINESS AS
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
3057011 Canada, Inc.                    Ontario, Canada

Answer Iowa, Inc.                       Iowa                            Arch Paging

Arch Canada, Inc.                       Ontario, Canada

Arch Capitol District, Inc.             New York                        Arch Paging

Arch Communications Services, Inc.      New York                        Arch Paging

Arch Connecticut Valley, Inc.           Massachusetts                   Arch Paging

Arch Michigan, Inc.                     Delaware                        Arch Paging

Arch Paging, Inc.                       Delaware                        Arch Paging

Arch Southeast Communications, Inc.     Delaware                        Arch Paging

Arch Communications, Inc.               Delaware                        Arch Paging

Becker Beeper, Inc.                     Illinois                        Arch Paging

The Beeper Company of America, Inc.     Colorado                        Arch Paging

Benbow Investments, Inc.                Delaware

Per-Com Wireless Enterprises, Inc.      Ontario, Canada

The Westlink Company                    Delaware                        Arch Paging

The Westlink Paging Company of New      New Mexico                      Arch Paging
Mexico, Inc.
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